UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 30, 2015

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              OTHER EVENTS

Reference is hereby made to the registration statement of Ashford Hospitality Trust, Inc. (the “Company”) on Form S-3 (File No. 333-181499), which became effective as of May 17, 2012, pursuant to which the Company registered the sale of debt and equity securities in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(5) on February 2, 2015, with respect to 9,500,000 shares of the Company’s common stock.

On January 30, 2015, the Company, Ashford Hospitality Limited Partnership, the Company’s operating partnership, and Ashford Hospitality Advisors LLC, the Company’s advisor, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated in connection with the issuance and sale of shares of the Company’s common stock.

On February 4, 2015, Hogan Lovells US LLP issued an opinion with respect to the legality of the issuance and sale by the Company of the shares of common stock to be sold pursuant to the Underwriting Agreement, a copy of which is filed as an exhibit to this Form 8-K.

On February 4, 2015, Andrews Kurth LLP issued an opinion with respect to tax matters, a copy of which is filed as an exhibit to this Form 8-K.

Item 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated January 30, 2015, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford Hospitality Advisors LLC and Robert W. Baird & Co. Incorporated.

5.1	Opinion of Hogan Lovells US LLP, dated February 4, 2015, with respect to the legality of the shares of common stock being issued.

8.1	Opinion of Andrews Kurth LLP, dated February 4, 2015, with respect to tax matters.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2	Consent of Andrews Kurth LLP (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 4, 2015

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel